AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 14, 2001

                                                      REGISTRATION NO. 333-____

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

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                               NBC INTERNET, INC.
             (Exact name of Registrant as Specified in Its Charter)

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           DELAWARE                                              94-3333463
 (State or Other Jurisdiction                                    ----------
of Incorporation or Organization)                             (I.R.S. Employer
                                                             Identification No.)


                                 225 BUSH STREET
                         SAN FRANCISCO, CALIFORNIA 94104
                    (Address of Principal Executive Offices)

              NBC INTERNET, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
                  NBC INTERNET, INC. 1999 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

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                               WILLIAM J. LANSING
                             CHIEF EXECUTIVE OFFICER
                               NBC INTERNET, INC.
                                 225 BUSH STREET
                         SAN FRANCISCO, CALIFORNIA 94104
                     (Name and Address of Agent for Service)
                                 (415) 375-5000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
     RUPERT RUSSELL, ESQ.                             ANDREW JACOBSON, ESQ.
    KRISTIAN WIGGERT, ESQ.                              NBC INTERNET, INC.
    MORRISON & FOERSTER LLP                              225 BUSH STREET
      425 MARKET STREET                          SAN FRANCISCO, CALIFORNIA 94104
SAN FRANCISCO, CALIFORNIA 94105                           (415) 375-5000
        (415) 268-7000

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                         CALCULATION OF REGISTRATION FEE


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                                                                               Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities                to be             Offering Price       Aggregate Offering        Registration
to be Registered                Registered            Per Share(4)             Price(4)                  Fee
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Common Stock,                    100,000(1)               $2.7813                $   278,125               $   70
$0.0001 par value
per share

Common Stock,                  4,500,000(2)               $2.7813                $12,515,625               $3,129
$0.0001 par
value per share


Common Stock                   1,059,615(3)               $2.7813                $ 2,947,054               $  737
$0.0001 par value
per share
======================================================================================================================

(1) This total represents the increase of 100,000 shares authorized to be issued under the Registrant's 1999 Employee Stock Purchase Plan.

(2) This total represents the increase of 4,500,000 shares authorized to be issued under the Registrant's 1999 Stock Incentive Plan pursuant to a stockholder vote on June 22, 2000.

(3) This total represents the increase of 1,059,615 shares authorized to be issued under the Registrant's 1999 Stock Incentive Plan pursuant to a formula contained within Section 3 of that plan.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on February 7, 2001.

                              EXPLANATORY NOTE

         This Registration Statement relates to and registers an additional 100,000 shares of Class A common stock, $0.001 par value, of NBC Internet, Inc. for issuance under its 1999 Employee Stock Purchase Plan (the "1999 ESPP") and the registration of an additional 5,559,615 shares of NBC Internet, Inc. Class A common stock for issuance under its 1999 Stock Incentive Plan (the "1999 SIP"). The 100,000 shares of Class A common stock were added to the 1999 ESPP pursuant to an evergreen provision in that plan which increases the number of shares reserved for issuance by 100,000 shares every year. Of the 5,559,615 shares to be registered under the 1999 SIP, 4,500,000 shares of Class A common stock were added pursuant to a stockholder vote on June 22, 2000 and 1,059,615 shares of Class A common stock were added pursuant to an evergreen provision in that plan which increases the total number of shares reserved for issuance to thirty percent of the outstanding common stock every year beginning January 1, 2001. Under General Instruction E to Form S-8, the information contained in the Registrant's registrations on Form S-8, Registration Nos. 333-37408 and 333-91715, as filed with the Securities and Exchange Commission on May 15, 2000 and November 29, 1999, respectively, are currently effective and are hereby incorporated herein by reference thereto. The securities registered hereunder are the same class as the securities previously registered under Registration Statement Nos. 333-37408 and 333-91715.

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The information required by Part I of Form S-8 is included in documents sent or given to participants in the plans specified on the cover page of this Registration Statement, pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by NBC Internet, Inc. (the "Registrant") with the Commission are incorporated by reference herein:

         (a) The Registrant's Annual Report on Form 10-K filed on March 28, 2000, which includes audited financial statements of the Registrant.

         (b) The description of the Registrant's Class A common stock which is contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") on November 2, 1999, including any amendment or report filed for the purpose of updating such description.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the audited financial statements described in (a) above.

         (d) The Registrants registrations on Form S-8, Registration Nos. 333-37408 and 333-91715, as filed with the Securities and Exchange Commission on May 15, 2000 and November 29, 1999, respectively.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article IX of the Registrant's Amended and Restated Bylaws also provides for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

         Article Nine of the Registrant's Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.    EXHIBITS.

       4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).

       4.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).

       5.1      Opinion of Morrison & Foerster LLP.

       23.1     Consent of Ernst & Young LLP, Independent Auditors.

       23.2     Consent of Morrison & Foerster LLP (contained in Exhibit 5.1).

       24.1     Power of Attorney (See signature page of this Registration
                Statement).

       99.1 Registrant's 1999 Employee Stock Purchase Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-37408) on May 15, 2000).

       99.2 Registrant's 1999 Stock Incentive Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).



ITEM 9.    UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 14, 2001.

                                 NBC INTERNET, INC.

                                          By:      /s/  William J. Lansing
                                                   --------------------------
                                                   William J. Lansing
                                                   Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, William J. Lansing and Anthony E. Altig, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:




        SIGNATURE                         TITLE                      DATE


  /s/ William J. Lansing        Chief Executive Officer and     February 14, 2001
--------------------------      Class A Director
    William J. Lansing


  /s/ Anthony E. Altig          Principal Financial and         February 14, 2001
--------------------------      Accounting Officer and
     Anthony E. Altig           Class A Director


  /s/ James J. Heffernan        Class A Director                February 14, 2001
--------------------------
    James J. Heffernan


   /s/ Jeffrey Ballowe          Class A Director                February 14, 2001
--------------------------
     Jeffrey Ballowe


    /s/ Philip Schlein          Class A Director                February 14, 2001
--------------------------
      Philip Schlein


 /s/ Robert C. Harris, Jr.      Class A Director                February 14, 2001
--------------------------
   Robert C. Harris, Jr.



     /s/ L. Lowry Mays          Class A Director                February 14, 2001
--------------------------
       L. Lowry Mays


    /s/ Mark W. Begor           Class B Director                February 14, 2001
--------------------------
      Mark W. Begor


   /s/ Robert C. Wright         Chairman of the Board of        February 14, 2001
--------------------------      Directors and Class B Director
     Robert C. Wright


   /s/ Gary M. Reiner           Class B Director                February 14, 2001
--------------------------
      Gary M. Reiner


   /s/ John F. Welch            Class B Director                February 14, 2001
--------------------------
       John F. Welch


   /s/ Martin J. Yudkovitz      Class B Director                February 14, 2001
--------------------------
   Martin J. Yudkovitz


   /s/ Scott M. Sassa           Class B Director                February 14, 2001
--------------------------
      Scott M. Sassa


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                              DESCRIPTION
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   4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on
            November 29, 1999).

   4.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).

   5.1      Opinion of MORRISON & FOERSTER LLP.

   23.1     Consent of Ernst & Young LLP, Independent Auditors.

   23.2     Consent of MORRISON & FOERSTER LLP (contained in Exhibit 5.1).

   24.1     Power of Attorney (See signature page of this Registration
            Statement).

   99.1 Registrant's 1999 Employee Stock Purchase Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-37408) on May 15, 2000).

   99.2 Registrant's 1999 Stock Incentive Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).